Exhibit 3.1(d)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                        EAGLE TELECOM INTERNATIONAL, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the corporation is Eagle Telecom International, Inc.

                                   ARTICLE TWO

     The following amendments and additions were adopted by the shareholders of the corporation on August 1, 1997.

     The amendment alters in full Article I of the original Articles of Incorporation to read as follows:

                                   ARTICLE I.

     The name of the corporation is Eagle Wireless International, Inc.

                                  ARTICLE THREE

     Each statement made by these Amended Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporations Act. These Articles of Amendment to the Articles of Incorporation were adopted by the Shareholders of the corporation on August 1, 1997.

                                  ARTICLE FOUR

     The number of shares of the Company outstanding at the time of the adoption was 11,510,334 and the number of shares entitled to vote on the amendment was 11,510,334.

                                  ARTICLE FIVE

     The holders of 8,473,500 shares outstanding entitled to vote on the amendment have signed a consent in writing adopting the amendment.



                                            EAGLE TELECOM, INC.

                                            By:     /s/ H. Dean Cubley
                                                    ----------------------------
                                            Name:   H. Dean Cubley
                                            Title:  President



STATE OF TEXAS        }

COUNTY OF HARRIS      }

     Before me, a notary public, on this day personally appeared, H. Dean Cubley, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal this 25th day of August, 1997.


                                            /s/ Billie B. Mize
                                            ------------------------------------
                                            Notary Public, State of Texas
                                            My commission expires:
                                            10-30, 1999

(Seal)


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